Exhibit 24

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned Director of Waddell & Reed Financial, Inc. does hereby constitute and appoint Brent K. Bloss, Wendy J. Hills and Jeffrey P. Bennett, and each of them severally, his/her lawful attorneys and agents, for his/her and in his/her name and in the capacity indicated below, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary, advisable, or required to enable the said Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations, or requirements of the Securities and Exchange Commission in connection with the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Form 10-K”), the powers granted include the power and authority to execute and file the Form 10-K, any and all amendments to the part of or in conjunction with the Form 10-K and any and all instruments or documents submitted as a part of or in conjunction with the Form 10-K.  The undersigned hereby ratifies and confirms his/her signature as it may be signed by said attorneys and all that said attorneys and agents shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated below in his/her name.

January 8, 2018	/s/ Henry J. Herrmann
Henry J. Herrmann

January 10, 2018	/s/ Sharilyn S. Gasaway
Sharilyn S. Gasaway

January 8, 2018	/s/ Thomas C. Godlasky
Thomas C. Godlasky

January 10, 2018	/s/ Alan W. Kosloff
Alan W. Kosloff

January 8, 2018	/s/ Dennis E. Logue
Dennis E. Logue

January 8, 2018	/s/ Michael F. Morrissey
Michael F. Morrissey

January 10, 2018	/s/ James M. Raines
James M. Raines

January 11, 2018	/s/ Jerry W. Walton
Jerry W. Walton